UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2018

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2018, The Williams Companies, Inc., a Delaware corporation (“we” or “us” or the “Company”), Northwest Pipeline LLC (“Northwest”) and Transcontinental Gas Pipe Line Company, LLC (“Transco” and, together with the Company and Northwest, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders named therein and Citibank, N.A. (“Citi”), as administrative agent. The Credit Agreement may be used for working capital, acquisitions, capital expenditures and other general corporate purposes. The obligations of the lenders and letter of credit issuer to make the initial extensions of credit under the Credit Agreement will become effective on the date (the “Credit Agreement Effective Date”) that the merger pursuant to the previously announced Agreement and Plan of Merger, dated as of May 16, 2018, among the Company, SCMS LLC, Williams Partners L.P. and WPZ GP LLC is consummated, subject to satisfaction of other conditions specified in the Credit Agreement.

The Borrowers may borrow, in the aggregate, up to $4.5 billion under the Credit Agreement. Northwest and Transco are each subject to a $500 million borrowing sublimit. In addition, the Borrowers may request an increase of up to an additional $500 million in commitments from either new lenders or increased commitments from existing lenders named in the Credit Agreement. However, at no time may the aggregate commitments under the Credit Agreement exceed $5.0 billion. The Credit Agreement allows for same day swingline borrowings up to an aggregate amount of $200 million, subject to other utilization of the aggregate commitments under the Credit Agreement. The facility made available under the Credit Agreement is initially available for five years from the Credit Agreement Effective Date (the “Maturity Date”). The Borrowers may request an extension of the Maturity Date for an additional one-year period up to two times, to allow a Maturity Date as late as the seventh anniversary of the Credit Agreement Effective Date, subject to certain conditions.

Interest on borrowings under the Credit Agreement is payable at rates per annum equal to, at the option of the Company: (1) a fluctuating base rate equal to Citi’s adjusted base rate plus the applicable margin, or (2) a periodic fixed rate equal to LIBOR plus the applicable margin. The adjusted base rate will be the highest of (i) the federal funds rate plus 0.5 percent, (ii) Citi’s publicly announced base rate, and (iii) one-month LIBOR plus 1.0 percent. The Company is required to pay a commitment fee based on the unused portion of the commitments under the Credit Agreement. The applicable margin and the commitment fee are determined by reference to a pricing schedule based on the applicable Borrower’s senior unsecured debt ratings.

Under the Credit Agreement, up until the quarter ending June 30, 2019, the Company is required to maintain a ratio of debt to EBITDA of no greater than 5.75 to 1.00. Thereafter, until the quarter ending December 31, 2019, the Company is required to maintain a ratio of debt to EBITDA of no greater than 5.50 to 1.00. Thereafter, if the Company, in any fiscal quarter, makes one or more acquisitions for a total aggregate purchase price that exceeds or equals $25 million, the Company is required to maintain a ratio of debt to EBITDA of no greater than 5.50 to 1.00 for the fiscal quarter in which the acquisition occurs and the two fiscal quarters following thereafter. In any other case, the Company is required to maintain a ratio of debt to EBITDA of no greater than 5.00 to 1.00. For each of Transco and Northwest and their respective consolidated subsidiaries, the ratio of debt to capitalization (defined as net worth plus debt) is not permitted to be greater than 65%. Each of the above ratios will be tested beginning at the end of the first fiscal quarter ending after the Credit Agreement Effective Date and thereafter at the end of each subsequent fiscal quarter, and the debt to EBITDA ratio is measured on a rolling four-quarter basis.

The Credit Agreement contains customary representations and warranties and affirmative, negative and financial covenants which were made only for the purposes of the Credit Agreement and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties. The Credit Agreement contains various covenants that limit, among other things, each Borrower and each Borrower’s respective material subsidiaries’ ability to grant certain liens supporting indebtedness, each Borrower’s ability to merge or consolidate, sell all or substantially all of its assets in certain circumstances, make certain distributions during an event of default, and each Borrower and each Borrower’s respective material subsidiaries’ ability to enter into certain restrictive agreements.

The Credit Agreement includes customary events of default. If an event of default occurs with respect to a Borrower, the lenders will be able to terminate the commitments for all Borrowers and accelerate the maturity of the loans of the defaulting Borrower and exercise other rights and remedies.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 13, 2018, the Borrowers entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company is committed to improving the communities where our employees live and work and we operate. One of the ways we do this is through our support of The Williams Companies Foundation, Inc. (the “Foundation”), an Oklahoma not-for-profit corporation. The Foundation is exempt from U.S. federal income taxes under Section 501(c)(3) of the Internal Revenue Code, and is classified as a private foundation.

In furtherance of that commitment, on July 13, 2018 (the “Preferred Issuance Effective Date”), through a wholly-owned subsidiary, the Company contributed an aggregate of 35,000 shares of Series B Non-Voting Perpetual Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), to the Foundation for use in future charitable and non-profit causes. The shares of Series B Preferred Stock were issued by the Company to a wholly owned subsidiary for $1,000 per share in cash (with an aggregate value of $35,000,000) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in a transaction not involving a public offering, which the subsidiary immediately contributed to the Foundation. The Series B Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The following summary of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designations of Series B Preferred Stock of the Company (the “Certificate of Designations”) attached hereto as Exhibit 3.1 and incorporated herein by reference.

Dividends and Distributions. Dividends on the shares of Series B Preferred Stock are not mandatory and will only be paid when, as and if declared by the Board of Directors of the Company (the “Board”). Subject to the prior payment in full of the preferential amounts to which any Senior Securities (as defined below) are entitled with respect to dividends, for any Dividend Period (as defined in the Certificate of Designations) with respect to which dividends on the Series B Preferred Stock are declared by the Board, holders of shares of Series B Preferred Stock will be entitled to receive on each share of Series B Preferred Stock non-cumulative cash dividends with respect to such Dividend Period at a rate of 7.25% per annum on $1,000 per share of Series B Preferred Stock. Such dividends, when, as and only if declared by the Board, will be payable quarterly in arrears on the 15th day of March, June, September and December, commencing with the first such quarterly dividend payment date to occur at least twenty calendar days after July 13, 2018. Subject to certain exceptions described in the Certificate of Designations, as long as any shares of Series B Preferred Stock are outstanding, the Company will not declare, pay, or set aside for payment a dividend on shares of the Company’s common stock, par value $1.00 per share (the “WMB Common Stock”), or any other Junior Securities (as defined below) (other than dividends payable solely in shares of, or options, warrants or rights to subscribe for or purchase, Junior Securities), and no WMB Common Stock or other Junior Securities or Parity Securities (as defined below) may be, directly or indirectly purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries, in each case, during any fiscal quarter, unless a dividend has been declared by the Board on the shares of Series B Preferred Stock during such fiscal quarter for the latest completed Dividend Period in accordance with the Certificate of Designations and any such declared but unpaid dividend on the shares of Series B Preferred Stock is contemporaneously paid in full (or a sum sufficient for the payment thereof has been set aside).

Conversion at the Option of the Holder. On or after July 13, 2028, each share of Series B Preferred Stock will be convertible, at any time and from time to time from and after such date, at the option of the holder thereof, into a number of shares of WMB Common Stock equal to the conversion ratio in effect on the applicable conversion date; provided that no shares of Series B Preferred Stock may be converted into shares of WMB Common Stock at any time that any shares of Series B Preferred Stock are held by the Foundation. The conversion ratio for each share of Series B Preferred Stock shall be equal to (i) $1,000 per share, plus the per share amount of any declared and unpaid dividends thereon as of the conversion date, divided by (ii) the greater of (a) the average volume weighted average price per share of the WMB Common Stock during the ten trading days preceding the conversion date and (b) $27.17.

Redemption at the Option of the Company. At any time on or after July 13, 2028, the Company at its option may redeem the Series B Preferred Stock in whole (but not in part), at a price per share equal to $1,000, plus the per share amount of any declared and unpaid dividends thereon, payable in cash out of funds legally available therefor; provided that if any shares of Series B Preferred Stock are held by the Foundation at the time of such redemption, the price for redemption of each share of Series B Preferred Stock shall be the greater of (i) $1,000 per share, plus the per share amount of any declared and unpaid dividends thereon and (ii) the then-fair market value of a share of Series B Preferred Stock as determined by a third-party appraiser selected by the Company, subject to the Foundation’s approval.

Transfer. A holder of shares of Series B Preferred Stock may only transfer such holder’s shares of Series B Preferred Stock (i) to the Company or any subsidiary of the Company or (ii) otherwise in a transaction pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, subject to compliance with the other requirements of the Certificate of Designations. The Certificate of Designations provides that a transfer may not be made if such transfer, or such transfer together with any other transfers, would result in the Company being required to register the Series B Preferred Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or would otherwise trigger or subject the Company, or any subsidiary or other affiliate of the Company, to the registration requirements of the Exchange Act with respect to the Series B Preferred Stock.

Liquidation Preference. Subject to the prior payment in full of the preferential amounts to which any Senior Securities as to rights on liquidation, winding-up and dissolution of the Company are entitled, in the event the Company voluntarily or involuntarily liquidates, dissolves, or winds up, holders of shares of Series B Preferred Stock will be entitled to receive, after all debts, liabilities, and obligations of the Company have been paid, satisfied or discharged or adequate provision for the payment and discharge thereof shall otherwise be made, an amount in cash or in-kind, as determined by the Board, or a combination thereof, per share equal to $1,000 per share of Series B Preferred Stock, plus an amount equal to any declared and unpaid dividends thereon, out of assets legally available for distribution to the Company’s stockholders, which amounts shall be in preference to any amount payable to shares of junior securities, subject to certain limitations. The Certificate of Designations provides that holders of shares of Series B Preferred Stock will not be entitled to other or further distribution of or participation in any remaining assets of the Company after receiving in full the amount set forth in the preceding sentence.

No Voting Rights. The holders of shares of Series B Preferred Stock will not have any voting rights, including the right to elect directors, and their consent will not be required for taking any corporate action, in each case, except as required by applicable law; provided, however, that so long as any shares of Series B Preferred Stock remain outstanding, the Company may not, directly or indirectly or through merger or consolidation with any other corporation or other entity, without the affirmative vote at a meeting or the written consent of the holders of a majority of the shares of Series B Preferred Stock, (i) increase or decrease the aggregate number of authorized shares of Series B Preferred Stock or (ii) amend, alter or change any of the provisions of the Certificate of Designations or the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), in either case, so as to affect adversely the powers, preferences, or special rights of the shares of Series B Preferred Stock.

No Preemptive Rights. The shares of Series B Preferred Stock do not have any rights of preemption whatsoever as to any securities of the Company.

Rank. The Series B Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank: (i) on a parity with each class or series of capital stock of the Company the terms of which expressly provide that such class or series will rank pari passu with the Series B Preferred Stock as to dividend rights or rights on liquidation, winding-up and dissolution of the Company, as applicable (collectively referred to as “Parity Securities”), (ii) senior to the WMB Common Stock and each other class or series of capital stock of the Company outstanding or established after the Preferred Issuance Effective Date by the Company the terms of which do not expressly provide that it ranks senior to or pari passu with the Series B Preferred Stock as to dividend rights or as to rights on liquidation, winding-up and dissolution of the Company, as applicable (collectively referred to as “Junior Securities”), and (iii) junior to each other class or series of capital stock outstanding or established after the Preferred Issuance Effective Date by the Company the terms of which expressly provide that it ranks senior to the Series B Preferred Stock as to dividend rights or as to rights on liquidation, winding-up, and dissolution of the Company, as applicable (collectively referred to as “Senior Securities”).

Other Rights. The shares of Series B Preferred Stock do not have any powers, designations, preferences, or relative, participating, optional or other rights.

Item 3.03 Material Modification to the Rights of Security Holders.

The filing of the Certificate of Designations with the Secretary of State of the State of Delaware and the issuance of the Series B Preferred Stock affect the holders of the WMB Common Stock to the extent provided for in the Certificate of Designations. The information included in Items 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On July 13, 2018, the Company amended the Certificate of Incorporation by filing the Certificate of Designations with the Secretary of State of the State of Delaware to create the Series B Preferred Stock. The Certificate of Designations is attached as Exhibit 3.1 and incorporated by reference in this Item 5.03. The information included in Item 3.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series B Preferred Stock of The Williams Companies, Inc.

10.1	Credit Agreement dated as of July 13, 2018, between The Williams Companies, Inc., Northwest Pipeline LLC, and Transcontinental Gas Pipeline Company, LLC, as co-borrowers, the lenders named therein, and Citibank, N.A. as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis
Corporate Secretary

DATED: July 17, 2018